Exhibit 99.2

Tenure detail map 104m highlighted tenure 850457

Tenure detail map 104m highlighted tenure 850458

Tenure detail map 104m highlighted tenure 850459


850458
838636
104M.058
850459
850457
1827


850458
833636
844219
850459
850457
597875
844218